Exhibit 10.45

1.01 PLAN INFORMATION

(a)Name of Plan:

This is the Cboe Global Markets Supplemental Retirement Plan (the “Plan”).

(b)Plan Status (Check one.):

(1)Adoption Agreement effective date: 01/01/2009

(2)The Adoption Agreement effective date is (Check (A) or check and complete (B)):

(A) ☐A new Plan effective date.

(B) ☒An amendment and restatement of the Plan. The original effective date                                of the Plan was: 02/16/2005.

(c)Name of Administrator, if not the Employer:

1.02 EMPLOYER

(a)Employer Name: Cboe Global Markets, Inc.

(b)The term “Employer” includes the following Related Employer(s) (as defined in Section 2.01(a)(25)) participating in the Plan:

•Cboe Services CompanyEIN: 11-3817385

•BIDS Holdings, L.P. EIN: 20-5087370

Plan Number: 44316	ECM NQ 2007 AA

12/13/2022

1.07 DISTRIBUTIONS

The form and timing of distributions from the Participant’s vested Account shall be made consistent with the elections in this Section 1.07.

(a) (1) Distribution options to be provided to Participants

	(A) Specified Date	(B) Specified Age	(C) Separation From Service	(D) Earlier of Separation or Age	(E) Earlier of Separation or Specified Date	(F) Disability	(G) Change in Control	(H) Death
Deferral Contribution	☒ Lump Sum ☒ Installments	☐ Lump Sum ☐ Installments	☒ Lump Sum ☒ Installments	☐ Lump Sum ☐ Installments	☒Lump Sum ☒Installments	☐ Lump Sum ☐ Installments	☒ Lump Sum	☐ Lump Sum ☐ Installments
Matching Contributions	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum	☐ Lump Sum ☐ Installments
Employer Contributions	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum	☐ Lump Sum ☐ Installments

(Note: If the Employer elects (F), (G), or (H) above, the Employer must also elect (A), (B), (C), (D), or (E) above, and the Participant must also elect (A), (B), (C), (D), or (E) above. In the event the Employer elects only a single payment trigger and/or payment method above, then such single payment trigger and/or payment method shall automatically apply to the Participant. If the employer elects to provide for payment upon a specified date or age, and the employer applies a vesting schedule to amounts that may be subject to such payment trigger(s), the employer must apply a minimum deferral period, the number of years of which must be greater than the number of years required for 100% vesting in any such amounts.  If the employer elects to provide for payment upon disability and/or death, and the employer applies a vesting schedule to amounts that may be subject to such payment trigger, the employer must also elect to apply 100% vesting in any such amounts upon disability and/or death.)

(2)☒A Participant incurs a Disability when the Participant (Check at least one if Section 1.07(a)(1)(F) or if Section 1.08(e)(3) is elected):

(A)

☐

is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

Plan Number: 44316	ECM NQ 2007 AA

12/13/2022

(B)

☒

is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer.

(C)	☒ is determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board.
(D)

☐

is determined to be disabled pursuant to the following disability insurance program: ________________________________the definition of disability under which complies with the requirements in regulations under Code section 409A.

(Note: If more than one box above is checked, then the Participant will have a Disability if he satisfies at least one of the descriptions corresponding to one of such checked boxes.)

(3)☒ Regardless of any payment trigger and, as applicable, payment method, to which the Participant would otherwise be subject pursuant to (1) above, the first to occur of the following Plan-level payment triggers will cause payment to the Participant commencing pursuant to Section 1.07(c)(1) below in a lump sum, provided such Plan-level payment trigger occurs prior to the payment trigger to which the Participant would otherwise be subject.

Payment Trigger
(A)	☐	Separation from Service prior to:
(B)	☐	Separation from Service
(C)	☒	Death
(D)	☐	Change in Control

(b)Distribution Election Change

A Participant

(1) ☒	shall
(2) ☐	shall not

be permitted to modify a scheduled distribution election in accordance with Section 8.01(b) hereof.

Plan Number: 44316	ECM NQ 2007 AA

12/13/2022

(c)	Commencement of Distributions

(1)	Each lump sum distribution and the first distribution in a series of installment payments (if applicable) shall commence as elected in (A), (B) or (C) below:

(A) ☐	Monthly on the _______ day of the month which day next follows the applicable triggering event described in 1.07(a).
(B) ☐

Quarterly on the _____ day of the following months ____________, ______________, _______________, or____________ (list one month in each calendar quarter) which day next follows the applicable triggering event described in 1.07(a).

(C) ☒	Annually on the 1st day of February (month) which day next follows the applicable triggering event described in 1.07(a).

(Note: Notwithstanding the above: a six-month delay shall be imposed with respect to certain distributions to Specified Employees; a Participant who chooses payment on a Specified Date will choose a month, year or quarter (as applicable) only, and payment will be made on the applicable date elected in (A), (B) or (C) above that falls within such month, year or quarter elected by the Participant.)

(2)	The commencement of distributions pursuant to the events elected in Section 1.07(a)(1) and Section 1.07(a)(3) shall be modified by application of the following:
(A) ☐	Separation from Service Event Delay – Separation from Service will be treated as not having occurred for _____ months after the date of such event.
(B) ☐

Plan Level Delay – all distribution events (other than those based on Specified Date or Specified Age) will be treated as not having occurred for _____ days (insert number of days but not more than 30).

(d)	Installment Frequency and Duration

If installments are available under the Plan pursuant to Section 1.07(a), a Participant shall be permitted to elect that the installments will be paid (Complete 1 and 2 below):

(1)at the following intervals:

(A) ☐	Monthly commencing on the day elected in Section 1.07(c)(1).
(B) ☐	Quarterly commencing on the day elected in Section1.07 (c)(1) (with payments made at three-month intervals thereafter).
(C) ☒	Annually commencing on the day elected in Section 1.07(c)(1).

Plan Number: 44316	ECM NQ 2007 AA

12/13/2022

(2)	over the following term(s) (Complete either (A) or (B)):
(A) ☒	Any term of whole years between 2 (minimum of 1) and 10 (maximum of 30).

(B) ☐	Any of the whole year terms selected below.

☐ 1	☐ 2	☐ 3	☐ 4	☐ 5	☐ 6
☐ 7	☐ 8	☐ 9	☐ 10	☐ 11	☐ 12
☐ 13	☐ 14	☐ 15	☐ 16	☐ 17	☐ 18
☐ 19	☐ 20	☐ 21	☐ 22	☐ 23	☐ 24
☐ 25	☐ 26	☐ 27	☐ 28	☐ 29	☐ 30

(Note: Only elect a term of one year if Section 1.07(d)(1)(A) and/or Section 1.07(d)(1)(B) is elected above.)

(e)Conversion to Lump Sum

☐

Notwithstanding anything herein to the contrary , if the Participant’s vested Account at the time such Account becomes payable to him hereunder does not exceed $ ________ distribution of the Participant’s vested Account shall automatically be made in the form of a single lump sum at the time prescribed in Section 1.07(c)(1).

(f)Distribution Rules Applicable to Pre-effective Date Accruals

☐

Benefits accrued under the Plan (subject to Code section 409A) prior to the date in Section 1.01(b)(1) above are subject to distribution rules not described in Section 1.07(a) through (e), and such rules are described in Attachment A Re: PRE EFFECTIVE DATE ACCRUAL DISTRIBUTION RULES.

Plan Number: 44316	ECM NQ 2007 AA

12/13/2022

\AMENDMENT EXECUTION PAGE

Plan Name: Cboe Global Markets Supplemental Retirement Plan (the “Plan”)

Employer: Cboe Global Markets, Inc.

(Note: These execution pages are to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to these execution pages.)

The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below:

Section Amended	Effective Date
1.01(a)– PLAN INFORMATION	1/1/2023
1.02 - EMPLOYER	1/1/2023
1.07 - (a) (1) DISTRIBUTION OPTIONS TO BE PROVIDED TO PARTICIPANTS	1/1/2023
ATTACHMENT B: SUPERSEDING PROVISIONS	1/1/2023

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date below.

Employer: /s/ Brian N. Schell

By: Brian N. Schell

Title: CFO

Date: 12.29.22

Plan Number: 44316	ECM NQ 2007 AA

12/13/2022

ATTACHMENT B

Re: SUPERSEDING PROVISIONS

for

Plan Name: Cboe Global Markets Supplemental Retirement Plan

(a)	Superseding Provision(s) – The following provisions supersede other provisions of this Adoption Agreement and/or the Basic Plan Document as described below:

1. Notwithstanding anything to the contrary in Section 1.03(a)(2), all Employees described in item 5 below are eligible to participate and shall be considered “Participants” in the Plan to the extent set forth in item 5.

2. Notwithstanding anything to the contrary in Section 1.04, for purposes of determining Deferral Contributions under the Plan, Compensation shall include only base compensation and bonuses (including amounts deferred by the Participant under the Chicago Board Options Exchange Deferred Compensation Plan for Officers). Compensation shall specifically exclude amounts contributed by the Employer under the Senior Executive Cafeteria Plan.

3. Notwithstanding anything to the contrary in Sections 1.05(a)(1) and 1.05(a)(2), Deferral Contributions shall be in whole and fractional percentages as designated by a Participant in his or her election form.

4. Section 1.05-Contributions. A Participant may elect to make deferral contributions, pursuant to § 1.05(a) of the Adoption Agreement in an amount or percentage of his or her Compensation for any Plan Year in excess of $230,000. Deferral contributions with respect to Compensation amounts below $230,000 may be made only under the Chicago Board Options Exchange Smart Plan. Notwithstanding anything to the contrary in Article 4.01, an election to defer Compensation shall continue in effect for Compensation relating to all services performed in succeeding calendar years until modified or revoked by the Participant with a subsequent election form pursuant to Article 4.

The Company will make a matching contribution to the Plan as set forth in § 1.05(b) of the Adoption Agreement based upon the amount of each Participant’s deferral contributions made under the Plan; provided that such matching contribution will be based only on the Participant’s deferral contributions that relate to his Compensation in excess of $230,000. Compensation for purposes of § 1.05 shall have the meaning set forth in § 1.04.

The $230,000 amounts referred to above shall all in cases be adjusted periodically to reflect cost of living increases at the same time and in the same manner as such amount is adjusted under Internal Revenue Code Section 401(a)(17), or any successor section.

5. Section 1.05(b)(2) - Matching Contributions. Notwithstanding the coverage requirements of Section 1.03(a) or the matching contribution described in Section 1.05(b) of the Adoption Agreement, the Employer shall make a matching contribution and/or a profit sharing contribution to the Plan for the Plan Year for any Employee (regardless of the amount of his or her Compensation for such Plan Year) who

Plan Number: 44316	ECM NQ 2007 AA

12/13/2022

elects to defer earnings otherwise payable to him or her in such Plan Year pursuant to the terms of the Chicago Board Option Exchange Deferred Compensation Plan for Officers, and as a result thereof receives a reduced matching contribution and/or a reduced profit sharing contribution for such Plan Year pursuant to the terms of the Chicago Board Options Exchange Smart Plan. The amount of the matching contribution and/or a profit sharing contribution made by the Employer to the Plan for a Participant pursuant to the terms of the preceding sentence shall equal the amount by which the matching contribution and/or profit sharing contribution made for him or her for the applicable Plan Year pursuant to the terms of the Chicago Board Options Exchange Smart Plan is reduced as a result of a deferral of earnings made pursuant to the terms of the Chicago Board Options Exchange Deferred Compensation Plan for Officers. A matching contribution and/or a profit sharing contribution made for a Participant pursuant to this paragraph shall be in addition to any matching contribution, if any, made for him or her for the applicable Plan Year pursuant to the Adoption Agreement.

6. If elected by the Participant on his or her initial election form, distribution of a Participant's entire interest in the Plan shall be made after the date of consummation of a Change in Control in accordance with Sections 1.07(a)(1)(G) and 1.07(c)(1); provided, however, that a Change in Control shall not include:

(a) any change in form of organization of the Employer from a non-stock entity to a stock corporation, or

(b) any public offering of the Employer's shares of stock after it becomes a stock corporation.

If the Participant fails to make an election, a Change in Control distribution shall not be made to the Participant.

7. Article 7.02 shall be replaced in its entirety with the following:

7.02. Death. If provided by the Employer in Section 1.08(e)(2), the Account of a Participant or former Participant who dies before the distribution of his entire Account will be 100% vested, provided that at the time of his death he is earning Years of Service.

Each Participant from time to time, pursuant to a beneficiary designation form furnished by the Employer, may designate any legal or natural person or persons (who may be designated contingently or successively) to whom his or her Plan interest is to be paid if he or she dies before receiving the entire balance thereof. A beneficiary designation shall be effective only when the executed beneficiary form is delivered to the Employer in writing or by other method prescribed by the Employer while the Participant is alive and will cancel all beneficiary designation forms delivered earlier. If a deceased Participant fails to designate a beneficiary prior to his or her death, or if all designated beneficiaries predecease the Participant, his or her interest in the Plan shall be paid to his or her surviving spouse, or if none, to his or her lawful descendants, per stirpes, or if none survive him or her, to the legally appointed representatives of his or her estate, or if none are appointed within six months after the date of his or her death, to his or her heirs at law.

8. Section 1.08(d) - Forfeiture. Notwithstanding the vesting schedules set forth in Sections 1.08(a) and (b), if the employment of any Participant, including the Chairman of the Board of Directors of the Employer, shall be terminated by the Employer for Cause, the Matching Contributions and Discretionary Employer Contributions credited to the Account of the Participant shall be forfeited,

Plan Number: 44316	ECM NQ 2007 AA

12/13/2022

and no amount shall be payable to or with respect to the Participant pursuant to the terms of the Plan. For purposes of this Section, Cause shall be deemed to exist if, and only if:

(a) A Participant shall engage, during the performance of his or her duties for the Employer, in acts or omissions constituting dishonesty, intentional breach of fiduciary obligation, or intentional wrongdoing or malfeasance;

(b) A Participant shall intentionally disobey or disregard a lawful and proper direction of the Board of Directors; or

(c) A Participant shall materially breach an employment agreement entered into between the Participant and the Employer and such breach by its nature is incapable of being cured, or such breach remains uncured for more than 30 days following receipt by the Participant of written notice from the Employer specifying the nature of the breach and demanding the cure thereof. For purposes of this clause (c), a material breach of any such employment agreement that involves inattention by the Participant to his or her duties under the employment agreement shall be deemed a breach capable of cure.

In addition, the Participant's employment shall be deemed to have terminated for Cause if, after the Participant's employment has terminated, facts and circumstances arising during the course of the Participant's employment are discovered that would have justified a termination for Cause.

The following shall not constitute Cause:

(a) Any personal or policy disagreement between a Participant and the Employer, or any member of the Employer or of the Board of Directors, or

(b) Any action taken by a Participant in connection with his or her duties for the Employer, or any failure to act, if the Participant acted or failed to act in good faith, and in a manner he or she reasonably believed to be in, and not opposed to, the best interest of the Employer, and he or she had no reasonable cause to believe his or her conduct was unlawful.

If the Matching Contributions and Discretionary Employer Contributions credited to the Account of a Participant shall be forfeited by reason of his or her termination of employment for Cause, the Employer shall give at least 30 days prior written notice to the Participant specifying in detail the reason or reasons constituting Cause.

9. In addition to the events indicated under Section 1.07(e), a Participant will be fully vested in his or her Account in the event of the termination of the Plan.

10. 8.01(e) Notwithstanding anything herein to the contrary, with respect to any Specified Employee, if the applicable payment trigger is Separation from Service, then payment shall not commence before the date that is six months after the date of Separation from Service (or, if earlier, the date of death or Disability of the Specified Employee, pursuant to Section 7.02 and 7.07). Payments to which a Specified Employee would otherwise be entitled during the first six months following the date of Separation from Service are delayed by six months.

Plan Number: 44316	ECM NQ 2007 AA

12/13/2022

11. 8.01(f) Article 8.01(f)(c) shall be replaced in its entirety with the following:

The Plan Sponsor shall pay the value of the entire Participant’s Balance in a single lump sum if the Participant’s entire Account Balance, including any Specific Date account balances, at Separation from Service if the balance is less than the Internal Revenue Code 402(g)(1)(B) limit ($22,500 in 2023). The single lump sum payment will be made at the time specified in Section 1.07(c)(1)

Plan Number: 44316	ECM NQ 2007 AA

12/13/2022